Exhibit 4.46
[FORM OF FLOATING RATE SENIOR DEBT SECURITY]

Registered No.	CUSIP No.
ISIN No.
(Face of Security)
          [IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE 2008 INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE 2008 INDENTURE.]
          [IF DTC IS THE DEPOSITARY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
          [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]
          [INSERT ANY LEGEND REQUIRED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE REGULATIONS THEREUNDER.]
          THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.
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Title of Series:
Title of Securities:
THE GOLDMAN SACHS GROUP, INC.
[TITLE OF SECURITY]
          The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the 2008 Indenture), for value received, hereby promises to pay to ___, or registered assigns, the principal sum of ___on ___and to pay interest thereon, from ___or from the most recent Interest Payment Date to which interest has been paid or duly provided for, ___on ___in each year (each, an “Interest Payment Date”), commencing on ___and at the Maturity of the principal hereof, until the principal hereof is paid or made available for payment, at the rate of [IF APPLICABLE, INSERT - ___% above][LIBOR][EURIBOR], determined in accordance with the following provisions and reset effective each Interest Reset Date. [IF FOLLOWING BUSINESS DAY CONVENTION APPLIES, INSERT — If an Interest Payment Date would otherwise be a day that is not a Business Day, the Interest Payment Date will be postponed to the next day that is a Business Day. [IF MODIFIED FOLLOWING BUSINESS DAY CONVENTION APPLIES, ALSO INSERT – However, if that Business Day is in the next succeeding calendar month, the Interest Payment Date will instead be advanced to the immediately preceding day that is a Business Day.]] [IF FOLLOWING UNADJUSTED BUSINESS DAY CONVENTION APPLIES, INSERT – If an Interest Payment Date would otherwise be a day that is not a Business Day, the payment due on that Interest Payment Date will be postponed to the next day that is a Business Day; provided, however, that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest
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Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed [IF MODIFIED FOLLOWING UNADJUSTED BUSINESS DAY CONVENTION APPLIES, ALSO INSERT –, and provided further that, if such next succeeding Business Day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date will be advanced to the Business Day immediately preceding such Interest Payment Date].] Notwithstanding the foregoing, an Interest Payment Date that falls on the Maturity of this Security will not be changed. Any such installment of interest that is overdue shall also bear interest at the same rate in effect during the Interest Period ending on the due date of such installment of interest (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any installment of interest that is overdue shall be payable on demand.
          Interest on this Security shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Payments of interest on this Security with respect to any Interest Payment Date or at the Maturity of the principal hereof will include interest accrued to but excluding such Interest Payment Date or the date of such Maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for shall be calculated by the Calculation Agent by multiplying the principal amount by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from and including the date of issue or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day shall be expressed as a decimal and computed by dividing the interest rate (also expressed as a decimal) in effect on such day by 360. Notwithstanding the foregoing, interest on this Security shall not be higher
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than the maximum rate permitted by New York law, as it may be modified by U.S. law of general applicability.
          For the purposes of this Security, [LIBOR][EURIBOR] will be determined in the following manner:
          [IF LIBOR, INSERT — LIBOR will be the offered rate for [insert applicable index maturity] deposits in [insert applicable index currency], as that rate appears on the Reuters Screen LIBOR Page as of 11:00 A.M., London time, on the relevant Interest Determination Date. LIBOR for the initial Interest Period will be the Initial Base Rate.
          If the rate described above does not so appear on the Reuters Screen LIBOR Page, LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant Interest Determination Date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: [insert applicable index maturity] [insert applicable index currency] deposits, beginning on the relevant Interest Reset Date, and in a Representative Amount. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant Interest Determination Date will be the arithmetic mean of the quotations.
          If fewer than two quotations are provided as described above, LIBOR for the relevant Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in [the principal financial center for the country of the applicable index currency], on that Interest Determination Date, by three major banks in [that principal financial center] selected by the Calculation Agent: [insert applicable index maturity] of [insert applicable index currency], beginning
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on the relevant Interest Reset Date, and in a Representative Amount.
          If fewer than three banks selected by the Calculation Agent are quoting as described above, LIBOR for the new Interest Period will be LIBOR in effect for the prior Interest Period. If the Initial Base Rate has been in effect for the prior Interest Period, however, it will remain in effect for the new Interest Period.
          For all purposes of this Security:
          The term “Initial Base Rate” means the base rate in effect for the initial Interest Period. This rate will be ___%, which is the [insert applicable index maturity] deposits in [insert applicable index currency] LIBOR rate on ___, as determined by the Calculation Agent.
          The term “Interest Determination Date” means [IF INDEX CURRENCY IS NOT POUNDS STERLING, INSERT – two London Business Days prior to] the first day of each Interest Period.
          The term “Interest Period” means, with respect to the initial Interest Period, the period from and including ___to, but excluding, the initial Interest Reset Date and, with respect to the subsequent Interest Periods, the periods from and including an Interest Reset Date to, but excluding, the next Interest Reset Date.
          The term “Interest Reset Date” means every ___, commencing on ___, on each of which the rate of interest on this Security will be reset. If any Interest Reset Date would otherwise be a day that is not a Business Day with respect to this Security, the Interest Reset Date shall be the next succeeding day that is a Business Day with respect to this Security. However, if that Business Day is in the next succeeding calendar month, the Interest Reset Date will instead be the immediately preceding Business Day. Notwithstanding the foregoing.
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          The term “London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in [insert applicable index currency] are transacted in the London interbank market.
          The term “Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
          The term “Reuters Screen LIBOR Page” means the display on the Reuters Screen LIBOR01 Page or Reuters Screen LIBOR02 Page, as specified on the face hereof, or any successor or replacement service, on which London interbank rates of major banks for the Index Currency are displayed.]
          [IF EURIBOR, INSERT — For the purposes of this Security, EURIBOR will be determined in the following manner:
          EURIBOR will be the offered rate per annum for [insert applicable index maturity] deposits in euros, as that rate appears on the Reuters Screen EURIBOR01 Page as of 11:00 A.M., Brussels time, on the relevant Interest Determination Date. EURIBOR for the initial Interest Period will be the Initial Base Rate.
          If the rate described above does not so appear on the Reuters Screen EURIBOR01 Page, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by four major banks in that market selected by the Calculation Agent: [insert applicable index maturity] deposits in euros, beginning on the relevant Interest Reset Date, and in a Representative Amount. The Calculation Agent will request the principal euro-zone office of each such
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bank to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant Interest Determination Date will be the arithmetic mean of the quotations.
          If fewer than two quotations are provided as described above, EURIBOR for the relevant Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time, on that Interest Determination Date, by three major banks in the euro-zone selected by the Calculation Agent: [insert applicable index maturity] loans of euros, beginning on the relevant Interest Reset Date, and in a Representative Amount.
          If fewer than three banks selected by the Calculation Agent are quoting as described above, EURIBOR for the new Interest Period will be EURIBOR in effect for the prior Interest Period. If the Initial Base Rate has been in effect for the prior Interest Period, however, it will remain in effect for the new Interest Period.
          For all purposes of this Security:
          The term “Initial Base Rate” means the base rate in effect for the initial Interest Period. This rate will be ___%, which is the [insert applicable index maturity] deposits in euros EURIBOR rate on ___, as determined by the Calculation Agent.
          The term “Interest Determination Date” means two Euro Business Days prior to the first day of each Interest Period.
          The term “Interest Period” means, with respect to the initial Interest Period, the period from and including ___to, but excluding, the initial Interest Reset Date and, with respect to the subsequent Interest Periods, the periods from and including an Interest Reset Date to, but excluding, the next Interest Reset Date.
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          The term “Interest Reset Date” means every ___, commencing on ___, on each of which the rate of interest on this Security will be reset. If any Interest Reset Date would otherwise be a day that is not a Business Day with respect to this Security, the Interest Reset Date shall be the next succeeding day that is a Business Day with respect to this Security. However, if that Business Day is in the next succeeding calendar month, the Interest Reset Date will instead be the immediately preceding Business Day. Notwithstanding the foregoing.
          The term “Euro Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.
          The term “Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
          The term “Reuters Screen EURIBOR01 Page” the display on the Reuters 3000 Xtra Service, or any successor or replacement service, on the page designated as “EURIBOR01” or successor or any replacement page or pages on which euro-zone interbank rates of major banks for euros are displayed.]
          All percentages resulting from any calculation with respect to this Security shall be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to this Security shall be rounded upward or downward, as appropriate, to the nearest cent with one-half or more of a cent being rounded upward.
          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as
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provided in the 2008 Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ___(whether or not a Business Day, as defined below) next preceding such Interest Payment Date. Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof being given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 2008 Indenture. For the purpose of determining the Holder at the close of business on any relevant record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.
     Currency and Manner of Payment
          [IF PAYMENT IS IN U.S. DOLLARS, INSERT — Payment of the principal of and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Notwithstanding any other provision of this Security or the 2008 Indenture, if this Security is a Global Security, any payment in respect of this Security may be made pursuant to the Applicable Procedures of the Depositary as permitted in the 2008 Indenture.
          Subject to the prior paragraph and except as provided in the next paragraph, payment of any amount payable on this Security will be made at the office or
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agency of the Company maintained for that purpose in The City of New York (and at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
          Subject to the second preceding paragraph, payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 (or the equivalent in another currency) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request
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must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.]
          [IF PAYMENT IS IN EUROS, INSERT — Payment of the principal of and interest on this Security will be made in euros. Notwithstanding any other provision of this Security or the 2008 Indenture, if this Security is a Global Security, any payment in respect of this Security may be made pursuant to the Applicable Procedures of the Depositary as permitted in the 2008 Indenture.
          Subject to the prior paragraph and except as provided in the next two paragraphs, payment of any amount payable on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York (and at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
          Subject to the second preceding paragraph, payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least USD$1,000,000 (or the equivalent in euros) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its
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Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.]
          [IF LISTED ON LUXEMBOURG STOCK EXCHANGE, INSERT — So long as the Securities are listed on the Luxembourg Stock Exchange and such Stock Exchange shall so require, the Company will at all times maintain an office or agency in Luxembourg for the payment of the principal of and interest on the Securities. Such Paying Agent in Luxembourg shall initially be Dexia Banque Internationale à Luxembourg société anonyme.]
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     Payments Due on a Business Day
          [IF LIBOR, INSERT — Notwithstanding any provision of this Security or the 2008 Indenture, if the Maturity of the principal hereof occurs on a day that is not a Business Day, any amount of principal, premium or interest that would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day. For all purposes of this Security, “Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions generally are authorized or obligated by law, regulation or executive order to close in The City of New York and that is also a London Business Day; provided that, solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York or London, Business Day means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions generally are authorized or obligated by law, regulation or executive order to close in The City of New York, London or such Place of Payment. The provisions of this paragraph shall apply to this Security in lieu of the provisions of Section 1.13 of the 2008 Indenture.]
          [IF EURIBOR, INSERT — Notwithstanding any provision of this Security or the 2008 Indenture, if the Maturity of the principal hereof occurs on a day that is not a Business Day, any amount of principal, premium or interest that would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day. For all purposes of this Security, “Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York or London, and that is also a Euro Business Day, as
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defined below. The term “Euro Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business. The provisions of this paragraph shall apply to this Security in lieu of the provisions of Section 1.13 of the 2008 Indenture.]
          [IF PAYMENT IS IN EUROS, INSERT — Payments Made in U.S. Dollars
          Notwithstanding any provision of this Security or the 2008 Indenture, if any amount payable on this Security is payable on any day and if euros are not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in euros by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York for euros (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in euros will not constitute an Event of Default under this Security or the 2008 Indenture.
     Exchange Rate Agent
          As used herein, the “Exchange Rate Agent” shall initially mean Goldman Sachs International; provided that the Company may, and in its sole discretion, appoint any other institution (including any affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby
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notwithstanding that any one or more of such institutions are any such agent, affiliates of any such agent or affiliates of the Company.
          All determinations made by the Exchange Rate Agent pursuant to the terms of this Security shall be, absent manifest error, conclusive for all purposes and binding on the holder of this Security and the Company, and the Exchange Rate Agent shall have no liability therefor.]
     Calculation Agent
          As used herein, the “Calculation Agent” shall initially mean The Bank of New York Mellon; provided that the Company may, in its sole discretion, appoint any other institution (including any affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, affiliates of any such agent or affiliates of the Company.
          All determinations made by the Calculation Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. The Calculation Agent shall not have any liability therefor.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
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          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the 2008 Indenture or be valid or obligatory for any purpose.
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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

THE GOLDMAN SACHS GROUP, INC.
By
Name:
Title:

          This is one of the Securities of the series designated herein and referred to in the 2008 Indenture.
Dated:

THE BANK OF NEW YORK MELLON, as Trustee
By
Authorized Signatory

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          1. Securities and Indenture.
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under a Senior Debt Indenture, dated as of July 16, 2008 (herein called the “2008 Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the 2008 Indenture), and reference is hereby made to the 2008 Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
          2. Series and Denominations.
          This Security is one of the series designated on the face hereof, limited to an aggregate principal amount as shall be determined and may be increased from time to time by the Company. Any election by the Company so to increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Person (as defined in the Determination of an Authorized Person, dated ___, with respect to this series). References herein to “this series” mean the series of Securities designated on the face hereof. The Securities of this series are issuable only in registered form without coupons in denominations of integral multiples of ___, subject to a minimum denomination of ___.
          3. [ IF APPLICABLE, INSERT-Additional Amounts.
          If the beneficial owner of this Security is a United States Alien (as defined below), the Company will pay all additional amounts that may be necessary so that every net payment of the principal of and interest on this
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Security to such beneficial owner, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed with respect to such payment by any U.S. Taxing Authority (as defined below), will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the Company shall have no obligation to pay additional amounts for or on account of any one or more of the following:
     (i) any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between such beneficial owner (or between a fiduciary, settlor, beneficiary or member of such beneficial owner, if such beneficial owner is an estate, trust or partnership) and the United States (as defined below) (other than the mere receipt of a payment on, or the ownership or holding of, a Security), including because such beneficial owner (or such fiduciary, settlor, beneficiary or member) at any time, for U.S. federal income tax purposes: (a) is or was a citizen or resident, or is or was treated as a resident, of the United States, (b) is or was present in the United States, (c) is or was engaged in a trade or business in the United States, (d) has or had a permanent establishment in the United States, (e) is or was a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, (f) is or was a corporation that accumulates earnings to avoid U.S. federal income tax or (g) is or was a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the U.S. Internal Revenue Code or any successor provision;
     (ii) any tax, assessment or governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is duly provided for, whichever occurs later;
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     (iii) any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;
     (iv) any tax, assessment or other governmental charge imposed solely because such beneficial owner or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or any beneficial owner of this Security, if compliance is required by statute, by regulation of the U.S. Treasury Department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from such tax, assessment or other governmental charge;
     (v) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of or interest on this Security;
     (vi) any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular Paying Agent (which term may include the Company) and would not be imposed if made by another Paying Agent (which term may include the Company);
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     (vii) any tax, assessment or other governmental charge imposed solely because the Holder (1) is a bank purchasing this Security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying this Security for investment purposes only nor (B) buying this Security for resale to a third party that either is not a bank or holding the note for investment purposes only; or
     (viii) any combination of the taxes, assessments or other governmental charges described in items (i) through (vii) of this Section 3.
          Additional amounts also will not be paid with respect to any payment of principal of or interest on this Security to any United States Alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of any such payment, to the extent that the Company would not be required to pay additional amounts to any beneficiary or settlor of such fiduciary or any member of such a partnership, or to any beneficial owner of the payment, if that Person had been treated as the beneficial owner of this Security for this purpose.
          The term “United States Alien” means any Person who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, or a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from this Security. For the purposes of this Section 3 and Section 4 only, (a) the term “United States” means the United States of America
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(including the states thereof and the District of Columbia), together with the territories, possessions and all other areas subject to the jurisdiction of the United States of America and (b) the term “U.S. Taxing Authority” means the United States of America or any state, other jurisdiction or taxing authority in the United States.
          Except as specifically provided in this Security, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.
          Whenever in the Securities of this series (or in the 2008 Indenture, including in Sections 5.01(1) and (2) thereof, insofar as applicable to this series) there is a reference, in any context, to the payment of the principal of or interest on any Security of this series, such mention shall be deemed to include mention of any payment of additional amounts to United States Aliens in respect of such payment of principal or interest to the extent that, in such context, such additional amounts are, were or would be payable in respect thereof pursuant to this Section 3 or any corresponding section of another Security of this series, as the case may be. Express mention of the payment of additional amounts in any provision of any Security of this series shall not be construed as excluding additional amounts in the provisions of any Security of this series (or of the 2008 Indenture insofar as it applies to this series) where such express mention is not made.]
          4. Redemption at the Company’s Option.
          The Securities of this series may be redeemed, as a whole but not in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together with interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws or regulations of any U.S. Taxing Authority (as defined in Section 3 above), or any amendment to or change in any official
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interpretation or application of such laws or regulations, which amendment or change becomes effective or is announced on or after ___, the Company will become obligated to pay, on the next Interest Payment Date, additional amounts in respect of any Security of this series pursuant to Section 3 of this Security or any corresponding section of another Security of this series. If the Company becomes entitled to redeem the Securities of this series, it may do so on any day thereafter pursuant to the 2008 Indenture; provided, however, that (1) the Company gives the Holder of this Security notice of such redemption not more than 60 days nor less than 30 days prior to the date fixed for redemption as provided in the 2008 Indenture, (2) no such notice of redemption may be given earlier than 90 days prior to the next Interest Payment Date on which the Company would be obligated to pay such additional amounts and (3) at the time such notice is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption of Securities pursuant to this Section 4, the Company will deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company to so redeem the Securities have occurred. Interest installments due on or prior to a Redemption Date will be payable to the Holder of this Security or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the 2008 Indenture.
          5. Defeasance.
          The 2008 Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the 2008 Indenture.
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          6. Modification and Waiver.
          The 2008 Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the 2008 Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The 2008 Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the 2008 Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company with certain provisions of the 2008 Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the 2008 Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the 2008 Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          7. Remedies.
          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal
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of the Securities of this series may be declared due and payable in the manner and with the effect provided in the 2008 Indenture.
          As provided in and subject to the provisions of the 2008 Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the 2008 Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.
          The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the 2008 Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.
          No reference herein to the 2008 Indenture and no provision of this Security or of the 2008 Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and
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interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
          8. Transfer and Exchange.
          As provided in the 2008 Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          As provided in the 2008 Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
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          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          This Security is a Global Security and is subject to the provisions of the 2008 Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.
          [IF LISTED ON LUXEMBOURG STOCK EXCHANGE, INSERT –
          9. Notices.
          Notices that are required hereunder or under the 2008 Indenture to be given to Holders of the Securities shall be given to Holders of the Securities as set forth in the 2008 Indenture and in the next paragraph.
          So long as the Securities are listed on the Luxembourg Stock Exchange and such Stock Exchange shall so require, the Trustee will publish any such required notices in a daily newspaper of general circulation in Luxembourg. If publication in Luxembourg is not practical, the Trustee will publish any such required notices elsewhere in Europe. Published notices will be deemed to have been given on the date they are published. If publication as described in this paragraph becomes impossible, the Trustee may publish sufficient notice by alternate means that approximate the terms and conditions as described in this paragraph.]
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          9. Governing Law.
          This Security and the 2008 Indenture shall be governed by and construed in accordance with the laws of the State of New York.
          10. Terms Defined in the 2008 Indenture.
          All terms used in this Security which are defined in the 2008 Indenture shall have the meanings assigned to them in the 2008 Indenture.
          [IF APPLICABLE, INSERT — References in this Security to euro shall mean, as of any time, the coin or currency (if any) that is legal tender for the payment of private and public debt in all countries then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.]

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ASSIGNMENT
          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
[                                                            ]

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:
Signature Guaranteed

NOTICE: Signature must be guaranteed.	NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or any change whatever.